Exhibit 99.1

Wireless Telecom GroupINC.

25 Eastmans Road, Parsippany, NJ 07054

Tel. (973) 386-9696   Fax (973) 402-4042

WIRELESS TELECOM GROUP ANNOUNCES

FIRST QUARTER 2016 FINANCIAL RESULTS

NEWS RELEASE

Contact: Robert Censullo

(973) 386-9696

Monday, May 16, 2016

Parsippany, New Jersey – Wireless Telecom Group, Inc. (NYSE MKT: WTT) announced today results for the first quarter ended March 31, 2016.

For the quarter ended March 31, 2016, the Company reported net sales of $6,368,000, compared to $8,628,000 for the same period in 2015, a decrease of 26%. Net sales in the Network Solutions segment were $4,213,000 for the quarter, compared to $5,895,000 for the same period in 2015. Net sales in the Test and Measurement segment were $2,155,000 for the quarter, compared to $2,733,000 for the same period in 2015.

Paul Genova, CEO of Wireless Telecom Group, Inc. commented, “Our results for the first quarter reflect the carrier capex spending deferrals that began in 2015. We believe order flow in our network solutions segment in Q1 did not reflect the finalized 2016 infrastructure build plans for the major carriers as noted by many industry participants. However, in Q2 we are seeing the implementation of these wireless operators capital spending plans and significantly improved order flow and funnel activity. We anticipate increased carrier spending to continue into the second half of 2016. While it is still too early to estimate the impact on the year, we are optimistic and expect to see improved Q2 results, as compared to Q1 2016.”

Genova continued, “The test and measurement segment has remained steady for several years, however, we also experienced softness in Q1 order flow in this segment due to a slow-down in governmental funding for many approved projects, primarily affecting radar applications for several of our long standing aerospace customers. We have seen sales funnel improvements and expect order flow to increase in the second half of the year once funding restrictions have ceased. We have been able to offset some of the slowdown in North America with increased activity in the Asia Pacific region.”

The Company reported a net loss of ($576,000), or ($0.03) per diluted share, for the first quarter of 2016, compared to net income of $194,000, or $0.01 per diluted share, for the first quarter of 2015.

Non-GAAP Adjusted EBITDA for the quarter ended March 31, 2016 was a ($604,000) loss, compared to $534,000 for the same period in 2015. Non-GAAP Adjusted EBITDA results do not include the Company’s tax provision, depreciation and amortization, stock compensation expense, restructuring charges and other non-recurring costs. A reconciliation of net income (loss) to non-GAAP Adjusted EBITDA is included as an attachment to this press release.

Genova continued, “Our continued cost restructurings allows us to invest in top line and strategic initiatives that we believe will position the Company for growth and continued development of new product solutions.”

Mr. Genova added, “We have seen indications that the market environment is beginning to improve, and we continue to position the Company for success. We are committed to continued investment in research and development and we are excited about our efforts for growth, which include investments in the development of active products, and the evaluation of inorganic opportunities to expand our product set, diversify our customer base and increase our total addressable market.”

Use of Non-GAAP Financial Measures

This press release includes non-GAAP financial measures that are not in accordance with, nor an alternate to, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles.

Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. They are limited in value because they exclude charges that have a material effect on our reported results and, therefore, should not be relied upon as the sole financial measures to evaluate our financial results. The non-GAAP financial measures are meant to supplement, and to be viewed in conjunction with, GAAP financial results. A reconciliation of our non-GAAP measures is included in an attachment to this press release.

Forward-Looking Statements

Except for historical information, the matters discussed in this news release may be considered “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include declarations regarding the intent, belief or current expectations of the Company and its management. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties that could materially affect actual results. Specifically, no assurances can be made with respect to: carrier capex spending; 2016 infrastructure build plans of the major carriers; order flow in the Company’s network solutions segment; implementation of capital spending plans by wireless operators, including carriers, in Q2 2016 and beyond; significantly improved in order flow and funnel activity during Q2 2016 and beyond; the Company’s future sales and financial results, including Q2 2016 and beyond; test and measurement order flow and governmental funding for related projects, including projects affecting radar applications for several of the Company’s long standing aerospace customers; sales funnel and order flow improvements in the test and measurement segment in Q2 2016 and beyond; timing and impact of government funding restrictions;

potential increased sales activity in the Asia Pacific region; the ability or the Company’s cost restructurings to allow it to invest in top line and strategic initiatives that will position the Company for growth and continued development of new product solutions; improvements in the market environment; the Company’s ability to position itself for success and growth; the Company’s research and development, including the development of active products; and the Company’s ability to expand its product set, diversify its customer base and increase its total addressable market. Further information regarding risks and uncertainties that could affect the Company’s results are identified in the Company’s reports and registration statements filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2015.

About Wireless Telecom Group, Inc.

Wireless Telecom Group designs and manufactures radio frequency (RF) and microwave-based products for wireless and advanced communications industries and markets its products and services worldwide under the Boonton, Microlab and Noisecom brands. Its complementary suite of high performance components and instruments includes RF combiners and broadband combiner boxes for in-building distributed antenna systems deployments (DAS), RF power splitters and diplexers, hybrid couplers, peak power meters, signal analyzers, noise modules, precision noise and generators. The Company serves both commercial and government markets with workflow-oriented, WiFi, WiMAX, satellite, cable, radar, avionics, medical, and computing applications. Wireless Telecom Group is headquartered in Parsippany, New Jersey, in the New York City metropolitan area, and maintains a global network of Sales and Service offices for excellent product service and support. Wireless Telecom Group’s website address is http://www.wtcom.com.

See following Selected Financial Results

Wireless Telecom GroupINC.

25 Eastmans Road Parsippany, NJ 07054

Tel. (973) 386-9696   Fax (973) 386-9191

SELECTED FINANCIAL RESULTS

(In thousands, except per share amounts)

	Three months ended
	March 31,
	(unaudited)
	2016	2015
Statement of Operations Data:
Net sales	$6,368	$8,628

Gross profit	2,720	3,864

Operating expenses
Research and development	1,065	917
Sales and marketing	1,251	1,345
General and administrative	1,325	1,263
Total operating expenses	3,641	3,525

Operating income (loss)	(921)	339

Other expense (income) - net	41	(3)

Income (loss) before income taxes	(962)	342

Net income (loss)	$(576)	$194

Net income (loss) per common share:
Basic	$(0.03)	$0.01
Diluted	$(0.03)	$0.01

Weighted average shares outstanding:
Basic	18,607	19,497
Diluted	19,014	20,677

	Three months ended
	March 31,
	(unaudited)
	2016	2015
Reconciliation of GAAP
Net Income (Loss) to Non-GAAP
EBITDA and Adjusted EBITDA:
GAAP net income (loss)	$(576)	$194
Tax expense (benefit)	(386)	148
Depreciation	116	109
Non-GAAP EBITDA	(846)	451
Stock compensation expense	99	86
Restructuring charges and other non-recurring costs (1)	143	(3)
Non-GAAP Adjusted EBITDA	$(604)	$534

(1) Includes severance charges and professional fees related to the restructuring and strategic business review.

	March 31,	December 31,
	2016	2015
	(unaudited)
Balance Sheet Data:
Cash & cash equivalents	$9,772	$9,726
Accounts receivable	4,495	5,451
Inventories	8,800	8,069
Prepaid expenses & other current assets	490	587
Total Current Assets	23,557	23,833

Property, plant & equipment – net	1,743	1,743

Goodwill	1,351	1,351
Deferred income taxes	7,400	7,014
Other assets	752	765
Total other assets	9,503	9,130

Total assets	$34,803	$34,706

Accounts payable	$1,685	$1,046
Accrued expenses & other current liabilities	641	648
Equipment leases payable - current	71	74
Total current liabilities	2,397	1,768

Deferred rent	45	34

Common stock	296	296
Additional paid-in-capital	39,964	39,865
Retained earnings	12,925	13,501
Treasury stock	(20,824)	(20,758)
Total shareholders’ equity	32,361	32,904

Total liabilities & shareholders’ equity	$34,803	$34,706